ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

This Assignment of Purchase and Sale Agreement is executed as of the ______ day of ____________, 2008, by and between MESSRS. FRANKIE "BUDDY" WINSETT, JEFFREY BURNS and VINCE VELLARDIA (collectively "Assignor"), in favor of OMNICOMM STUDIOS, LLC, a Florida limited liability company ("Assignee").

WHEREAS, Assignor as the Buyer, entered into that certain Purchase and Sale Agreement with DAKTRONICS, INC. dated effective March 6, 2008 (the "Purchase Agreement") to purchase a portion of Lot 10 in RUBIN ICOT CENTER located in Pinellas County, Florida, more particularly described in the Purchase Agreement (the "Property"); and

WHEREAS, Assignor and Assignee have agreed that Assignor shall assign all of its right, title and interest under, in and to said Purchase Agreement to Assignee, including all rights to the Deposit (as defined in the Purchase Agreement which is currently in the amount of $115,000.00); and

WHEREAS, Assignor and Assignee have agreed that Assignee shall assume all of Assignor's obligations as Buyer under the Purchase Agreement, including, without limitation, payment in full of the Purchase Price which is in the amount of $2,695,000 and all of Buyer's closing expenses thereunder;

NOW THEREFORE, in consideration of Ten Dollars ($10.00) paid by Assignee to Assignor, the receipt whereof is acknowledged:

1.  Assignor does hereby assign unto Assignee all of Assignor's right, title and interest under, in and to that certain Purchase Agreement described above.

2.  Assignee does hereby assume all of Assignor's obligations as Buyer under the Purchase Agreement, including, without limitation, payment in full of the Purchase Price and all of Buyer's closing expenses thereunder.

3.  This document may be executed in multiple original counterparts.

In witness whereof, the undersigned have executed this agreement as of the date first set forth above.

ASSIGNEE:

OMNICOMM STUDIOS, LLC,
a Florida limited liability company

By: ___________________________________
Its: ___________________________________

ASSIGNOR:

______________________________________
Frankie "Buddy" Winsett

______________________________________
Jeffrey Burns

______________________________________
Vince Vellardia

Agreed and consented to this ____ day
of July, 2008.

DAKTRONICS, INC.

By: ___________________________________
Its: ___________________________________